UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☒           Preliminary Consent Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Consent Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

ADAPTEC, INC.
(Name of Registrant as Specified in Its Charter)

STEEL PARTNERS II, L.P. STEEL PARTNERS HOLDINGS L.P. STEEL PARTNERS LLC STEEL PARTNERS II GP LLC WARREN G. LICHTENSTEIN JACK L. HOWARD JOHN J. QUICKE
(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

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PRELIMINARY CONSENT STATEMENT — SUBJECT TO COMPLETION, DATED
September 4, 2009

STEEL PARTNERS II, L.P.
590 Madison Avenue, 32nd Floor
New York, New York 10022

September __, 2009

Dear Adaptec Stockholder:

Steel Partners II, L.P. (“SP II” or “we”) is the beneficial owner of an aggregate of [12,183,569] shares of Common Stock of Adaptec, Inc. (“Adaptec” or the “Company”), representing approximately [10.2]% of the outstanding Common Stock of the Company.  In 2007, we sought representation on the Board of Directors of Adaptec (the “Board”) due to our concerns over the series of ill-conceived acquisitions that were approved in a haphazard manner by the then-existing Board and with the poor operating and financial performance of the Company under the stewardship of the then-existing Board.  We believed that stockholders required and deserved a significant voice on the Board to protect stockholders’ interests in light of the significant deterioration in performance and value and to provide assistance to the Company in moving towards profitability, while ensuring that the interests of the Board and the Company’s stockholders were properly aligned.

In December 2007, after months of negotiations, SP II and the Company entered into a settlement, pursuant to which three new directors joined the Adaptec Board.  Since joining the Board, these new directors have worked vigorously and diligently with the Board and the Company’s President and Chief Executive Officer, Subramanian “Sundi” Sundaresh, to try to improve current operating results and to create value for all stockholders.

Our sincere hope was that the Company had entered into the settlement in good faith, with proper intentions and with a true desire to work constructively with the new directors to enhance stockholder value. Unfortunately, we now realize that was not the case.  We were shocked and disappointed to learn of the unilateral actions taken by certain members of the Board during meetings of the full Board of Directors held in late August. Specifically, we are referring to the disenfranchisement and entrenchment scheme plotted and carried out by Sundi Sundaresh, Jon S. Castor, Joseph S. Kennedy, Robert J. Loarie and Douglas E.  Van Houweling (the “Legacy Directors”), who were all members of the Adaptec Board before our two representatives and two other independent directors joined the Board.

The scheme, which we believe was devised in private sessions that excluded four directors, appears to have been designed to preserve Mr. Sundaresh in his position as CEO despite his recent serious performance issues and to entrench the Legacy Directors, who have overseen the destruction of significant stockholder value over the years and have displayed little, if any, concern for the best interests of the Company’s stockholders.  First, acting through the Chairman of the Governance and Nominating Committee, Douglas E. Van Houweling, the Legacy Directors proposed to reduce the size of the Board from nine (9) members to seven (7) members and to not re-nominate two of the three directors elected as part of the December 2007 settlement, including a stockholder representative, in the Company’s slate of nominees at the 2009 Annual Meeting.  The takeover at the Board meeting then continued with a proposal by Mr. Van Houweling to remove Jack Howard as Chairman of the Board (a non-executive position) and to replace him with Joseph Kennedy, a Legacy Director who is currently unemployed since being dismissed as the Chief Executive Officer of Omneon, Inc., in a position in which he would function as an “executive” Chairman.  Despite requests by the four other directors to put the Chairman vote off for a few days so it could proceed properly through the Nominating and Governance and Compensation Committees, Mr. Van Houweling and the other Legacy Directors insisted that the vote be taken immediately.

We believe that the Legacy Directors may have taken these actions to pave the way for the Company to make a large acquisition utilizing a significant portion of the Company’s cash on hand.  Given the Company’s poor financial performance and the recent history of ill-conceived acquisitions, we do not believe Mr. Sundaresh should be permitted to conduct further speculative acquisitions while stockholder value continues to erode and the current operations lose money.  It is the stockholders who have been harmed by the Company’s failed business strategy and acquisition mistakes, and the stockholders should not bear the risk of pursuing additional speculative acquisitions at this time under Mr. Sundaresh’s leadership.

The actions taken last week by the Legacy Directors violate the most basic principles of corporate governance and only serve to disenfranchise stockholders and entrench the Legacy Directors.  We strongly believe that the motivation of the Legacy Directors in replacing Mr. Howard as Chairman of the Board is to thwart opposition to any new acquisition opportunities the Company may seek to pursue by eliminating Mr. Howard’s ability as Chairman to call a special meeting of the Company’s stockholders.

This well-developed and carefully designed scheme was carried out after the nomination deadline in connection with the Company’s 2009 Annual Meeting had passed, leaving us with little choice to protect stockholders’ rights but to commence this consent solicitation. We have informed the Legacy Directors that we would be willing to cease this consent solicitation if the Board were to amend the advance notice provisions in the Company’s Bylaws to allow us to nominate directors for the upcoming 2009 Annual Meeting and to agree that any acquisition by the Company or any of its subsidiaries for a purchase price (whether in cash and/or stock) in excess of $100 million would be put to a stockholder vote.

We are sending you the attached Consent Statement and the accompanying WHITE consent card because we are soliciting consents from Adaptec’s stockholders to remove without cause two current members of the Board, Messrs. Sundaresh and Loarie, and to take certain other actions described in the attached Consent Statement.  The Board is currently comprised of a single class of nine (9) members.  Our proposals, if approved, would have the effect of reducing the number of current members serving on the Board to seven (7).

Through the enclosed Consent Statement, we are soliciting your consent for a number of proposals, the effect of which will be to remove two members of the Board of Directors and to fix the size of the Board at seven (7) members.  By providing your consent, you will help to right the wrongs of the Legacy Directors and ensure that your best interests are being looked after on the Board. We urge all stockholders to support this effort.

We urge you to carefully consider the information contained in the attached Consent Statement and then support our efforts by signing, dating and returning the enclosed WHITE consent card today.  The attached Consent Statement and the enclosed WHITE consent card are first being furnished to the stockholders on or about [_______], 2009. We urge you not to sign any revocation of consent card that may be sent to you by Adaptec.  If you have done so, you may revoke that revocation of consent by delivering a later dated WHITE consent card to SP II, in care of MacKenzie Partners, Inc., which is assisting us, at their address listed on the following page, or to the principal executive offices of Adaptec.

If you have any questions or require any assistance with your vote, please contact MacKenzie Partners, Inc. at their address and toll-free number listed on the following page.

Thank you for your support,

Warren G. Lichtenstein
Steel Partners II, L.P.

If you have any questions, require assistance in voting your WHITE consent card, or need additional copies of Steel Partners II L.P.’s consent solicitation materials, please call
MacKenzie Partners, Inc. at the phone numbers listed below.

105 Madison Avenue
New York, NY 10016
proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)
or
TOLL-FREE (800) 322-2885

PRELIMINARY CONSENT STATEMENT — SUBJECT TO COMPLETION, DATED
September 4, 2009

ADAPTEC, INC.
_________________________

CONSENT STATEMENT

OF

STEEL PARTNERS II, L.P.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT CARD TODAY

This Consent Statement and the enclosed WHITE consent card are being furnished by Steel Partners II, L.P., a Delaware limited partnership, (“SP II”) in connection with our solicitation of written consents from you, holders of shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Adaptec, Inc., a Delaware corporation (“Adaptec” or the “Company”).  A solicitation of written consents is a process that allows a company’s stockholders to act by submitting written consents to any proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders. We are soliciting written consents from the holders of shares of Common Stock to take the following actions (each, as more fully described in this Consent Statement, a “Proposal” and together, the “Proposals”), in the following order, without a stockholders’ meeting, as authorized by Delaware law:

Proposal No. 1 – Repeal any provision of the Amended and Restated Bylaws of Adaptec (“the Bylaws”) in effect at the time this proposal becomes effective that was not included in the Bylaws that became effective on May 6, 2009 and were filed with the Securities and Exchange Commission on May 12, 2009 (the “Bylaw Restoration Proposal”);

Proposal No. 2 – Remove without cause two members of Adaptec’s Board of Directors (the “Board”), Subramanian “Sundi” Sundaresh and Robert J. Loarie and any person elected or appointed to the Board to fill any vacancy on the Board or any newly-created directorships prior to the effective date of this proposal (the “Removal Proposal”); and

Proposal No. 3 – Amend Section 2.1 of the Bylaws, as set forth on Schedule I to this Consent Statement, to fix the number of directors serving on the Board at seven (7) (the “Authorized Director Proposal” and together with the Bylaw Restoration Proposal and the Removal Proposal, the “Proposals”).

SP II, Steel Partners Holdings L.P., a Delaware limited partnership (“SPH”), Steel Partners LLC, a Delaware limited liability company (“Steel Partners”), Steel Partners II GP LLC, a Delaware limited liability company (“SP II GP”), Warren G. Lichtenstein, Jack L. Howard and John J. Quicke are members of a group (the “Group”) formed in connection with this consent solicitation and are deemed participants in this consent solicitation.  See “Additional Information Concerning the Participants.”

This Consent Statement and the enclosed WHITE consent card are first being sent or given to the stockholders of Adaptec on or about [_______], 2009 (the “Mailing Date”).

We are soliciting your consent in favor of the adoption of the Removal Proposal and the Authorized Director Proposal because we do not believe Messrs. Sundaresh and Loarie have been acting in the best interests of the Company’s stockholders.  We are engaging in this consent solicitation in response to a scheme carried out by certain members of the Board that appears to have been designed to diminish stockholder representation on the Board, preserve Mr. Sundaresh in his position as Chief Executive Officer and to entrench certain members of the Board.  We are not seeking to exert additional influence or control over the Board.

In addition, we are also soliciting your consent in favor of the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to the removal of Messrs. Sundaresh and Loarie as set forth herein or the fixing of the size of the Board through changes to the Bylaws not filed with the SEC on or before May 12, 2009, which have the effect of limiting existing stockholders’ rights and abilities to take action in their capacity as stockholders of Adaptec.

On September 3, 2009, SP II delivered to the Secretary of Adaptec a written request for the Board to fix a record date in accordance with the Bylaws for determining stockholders entitled to give their written consent to the Proposals (the “Record Date”).  Under the applicable provisions of the Bylaws, stockholders of record as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock.

SP II URGES YOU TO SIGN, DATE AND RETURN THE WHITE CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

The effectiveness of each of the Proposals requires the affirmative consent of the holders of record of a majority of the Common Stock outstanding as of the close of business on the Record Date.  Each Proposal will be effective without further action when we deliver to Adaptec such requisite number of consents.  Neither the Bylaw Restoration Proposal nor the Removal Proposal is subject to, or is conditioned upon, the effectiveness of the other Proposals. The Authorized Director Proposal is conditioned in part upon the effectiveness of the Removal Proposal.  If either Mr. Sundaresh or Mr. Loarie is not removed pursuant to the Removal Proposal, then the size of the Board will remain at nine (9).

In addition, none of the Proposals will be effective unless the delivery of the written consents complies with Section 228(c) of the Delaware General Corporation Law (“DGCL”). For the Proposals to be effective, properly completed and unrevoked written consents must be delivered to Adaptec within sixty (60) days of the earliest dated written consent delivered to Adaptec. SP II delivered its signed written consent to Adaptec on September 4, 2009. Consequently, by [_________], the Group will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a majority of the shares of Common Stock outstanding as of the close of business on the Record Date.  We intend to set [_______], 2009 as the goal for submission of written consents.

WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT. SP II reserves the right to submit to Adaptec consents at any time within 60 days of the earliest dated written consent delivered to Adaptec. See “Consent Procedures” for additional information regarding such procedures.

As of the Mailing Date, the members of the Group were the beneficial owners of an aggregate of [12,214,819] shares of Common Stock, which currently represent approximately [10.2]% of the issued and outstanding shares of Common Stock. The Group intends to express consent in favor of the Proposals with respect to all of such shares of Common Stock.

As of [_________], 2009, there were [________] shares of Common Stock issued and outstanding.  The mailing address of the principal executive offices of Adaptec is 691 South Milpitas Boulevard, Milpitas, California 95035.

We urge you to vote in favor of the Proposals by signing, dating and returning the enclosed WHITE consent card. The failure to sign and return a consent will have the same effect as voting against the Proposals. Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

THIS CONSENT SOLICITATION IS BEING MADE BY SP II AND NOT BY OR ON BEHALF OF THE COMPANY. SP II URGES YOU TO SIGN, DATE AND RETURN THE WHTE CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

Important Notice Regarding the Availability of Consent Materials for this Consent Solicitation

This Consent Statement is available at www.ViewOurMaterial.com/SteelPartners

IMPORTANT
PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please submit your consent to us today by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions.  Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. SP II urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Steel Partners II, L.P., c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016 so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent by a record holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise.

Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

If you have any questions regarding your WHITE consent card, or need assistance in voting your Shares, please call:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)
or
CALL TOLL FREE (800) 322-2885

QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following are some of the questions you, as a stockholder, may have and answers to those questions.  The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement.  We urge you to carefully read this entire Consent Statement prior to making any decision on whether to grant any consent hereunder.

WHO IS MAKING THE SOLICITATION?

This solicitation is being made by SP II, together with SPH, Steel Partners, SP II GP, Warren G. Lichtenstein, Jack L. Howard and John J. Quicke (collectively, the “Group”).  As of [_______], 2009, the approximate mailing date in connection with the solicitation, the members of the Group hold in the aggregate [12,214,819] shares of Common Stock, or approximately [10.2]% of the Common Stock outstanding.  SPH is a global diversified holding company that engages or has interests in a variety of operating businesses through its subsidiary companies.    The principal business of SP II is holding securities for the account of SPH.  Steel Partners serves as the manager of SP II and SPH.  SP II GP serves as the general partner of SP II and SPH.  Warren G. Lichtenstein is the manager of Steel Partners and the managing member of SP II GP.  Jack L. Howard is the President of Steel Partners and serves as a principal of Mutual Securities, Inc., a registered broker dealer.  John J. Quicke serves as a Managing Director and operating partner of Steel Partners.  Messrs. Howard and Quicke also serve as directors of Adaptec.

Each member of the Group may be deemed a participant in this consent solicitation. For additional information on the participants, please see “Additional Information Concerning the Participants” starting on page 17.

WHAT ARE YOU ASKING THAT THE STOCKHOLDERS CONSENT TO?

SP II is asking you to consent to three corporate actions: (1) the Bylaw Restoration Proposal, (2) the Removal Proposal and (3) the Authorized Director Proposal.

SP II is asking you to consent to the Removal Proposal and the Authorized Director Proposal to remove two current members of the Board, Subramanian “Sundi” Sundaresh and Robert J. Loarie, and any appointees to the Board prior to the effectiveness of the Removal Proposal, and to set the size of the Board at seven (7) directors. In addition, in order to ensure that your consent to remove Messrs. Sundaresh and Loarie will not be modified or diminished by actions taken by the Board prior to the removal of Messrs. Sundaresh and Loarie, SP II is asking you to consent to the Bylaw Restoration Proposal.

WHY ARE WE SOLICITING YOUR CONSENT?

We are soliciting your consent because we believe certain members of the current Board are not acting with the best interests of stockholders in mind. This solicitation is being undertaken in response to a scheme carried out by certain members of the Board that appears to have been designed to diminish stockholder representation on the Board, preserve Mr. Sundaresh in his position as CEO and to entrench certain members of the Board.  The plan was carried out after the passing of the nomination deadline in connection with the Company’s 2009 Annual Meeting, leaving us with little choice to protect stockholders’ rights but to commence this consent solicitation.  We are not seeking to increase SP II’s influence or exert control over the Board.

WHO IS ELIGIBLE TO CONSENT TO THE PROPOSALS?

If you are a record owner of Common Stock as of the close of business on the Record Date, you have the right to consent to the Proposals.  Pursuant to the Bylaws, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board.  SP II made a request on September 3, 2009 that the Board fix a record date for this consent solicitation. On [_______], 2009, Adaptec notified SP II that the Board had fixed [_______], 2009 as the record date for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to this consent solicitation (the “Record Date”).

WHEN IS THE DEADLINE FOR SUBMITTING CONSENTS?

We urge you to submit your consent as soon as possible.  In order for our Proposals to be adopted, the Company must receive written unrevoked consents signed by a sufficient number of stockholders to adopt the Proposals within 60 calendar days of the date of the earliest dated consent delivered to the Company.  SP II delivered its written consent to the Company on September 4, 2009. Consequently, SP II will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a majority of the shares of Common Stock outstanding as of the close of business on the Record Date no later than [                    ], 2009. Nevertheless, we intend to set [                    ], 2009 as the goal for submission of written consents. Effectively, this means that you have until [                    ], 2009 to consent to the Proposals. WE URGE YOU TO ACT AS SOON AS POSSIBLE TO ENSURE THAT YOUR CONSENT WILL COUNT.

HOW MANY CONSENTS MUST BE RECEIVED IN ORDER TO ADOPT THE PROPOSALS?

The Proposals will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date, provided that such consents are delivered to the Company within 60 calendar days of the date of the earliest dated consent delivered to the Company.  [According to the Company’s preliminary revocation statement] filed with the SEC on [________], 2009, as of [_________], 2009, there were [_________] shares of the Company’s Common Stock outstanding, each entitled to one consent per share. Cumulative voting is not permitted.  Assuming that the number of issued and outstanding shares of Common Stock remains [________] on the Record Date, the consent of the holders of at least [________] shares of Common Stock would be necessary to effect these Proposals. The actual number of consents necessary to effect the Proposals will depend on the facts as they exist on the Record Date.

WHAT SHOULD YOU DO TO CONSENT TO OUR PROPOSALS?

If your shares of Common Stock are registered in your own name, please submit your consent to us by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card.  We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Steel Partners II, L.P. c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016 so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

Please call our consent solicitor, MacKenzie Partners, Inc., collect at (212) 929-5500 or toll free at (800) 322-2885.

IMPORTANT

SP II urges you to express your consent on the WHITE consent card TODAY to:

•
the Removal Proposal and the Authorized Director Proposal to remove two current members of the Board, Subramanian “Sundi” Sundaresh and Robert J. Loarie, without cause, and set the size of the Board at seven (7) directors; and

•	the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to the removal of Messrs. Sundaresh and Loarie.

REASONS FOR OUR SOLICITATION

We are the largest stockholders of Adaptec.  As of [______], 2009, the approximate mailing date in connection with the solicitation, we owned in the aggregate a total of [12,214,819] shares of Common Stock, representing approximately [10.2]% of the issued and outstanding Common Stock.  As the largest stockholder of Adaptec, we have a vested financial interest in the maximization of the value of the Company’s Common Stock.  Our interests are aligned with the interests of all stockholders:  We have one simple goal – to maximize the value of the Common Stock for all stockholders.

Certain members of the Board have recently taken actions at the Board level that are not in the best interests of the Company’s stockholders. We are concerned that these directors may have taken such unilateral actions to entrench themselves, to preserve Mr. Sundaresh in his position as CEO and to pave the way for Adaptec to pursue a large acquisition opportunity utilizing a significant portion of the Company’s cash on hand.  Given the Company’s poor financial performance and the recent poorly executed Aristos acquisition, we do not believe Mr. Sundaresh should be permitted to conduct further acquisitions while stockholder value continues to erode and the current operations lose money.  During the past seven years, the Company has made acquisitions that have resulted in write-offs in excess of approximately $220 million.  During a time when accountability and oversight on the Board are more critical than ever, the recent unilateral actions undertaken by certain members of the Board have undermined the ability of the stockholder representatives on the Board to provide oversight and hold certain members of the Board and management accountable for their failures.

Certain Members of the Board Engaged in a Unilateral Scheme to Diminish Stockholder Representation, Disenfranchise Stockholders and Entrench Themselves

At a recent Board meeting, certain members of the Board, specifically Sundi Sundaresh, Jon S. Castor, Joseph S. Kennedy, Robert J. Loarie and Douglas E.  Van Houweling (the “Legacy Directors”), who were all members of the Adaptec Board before two representatives of Steel Partners and two other independent directors joined the Board, engaged in a scheme that appears to have been designed to preserve Mr. Sundaresh in his position as CEO and to entrench the Legacy Directors.

This scheme appears to have been devised by the Legacy Directors in private sessions with the Company’s counsel that excluded four directors and was then carried out during a Board meeting on August 27, 2009.  First, acting through the Chairman of the Governance and Nominating Committee, Douglas E. Van Houweling, the Legacy Directors proposed to reduce the size of the Board from nine (9) members to seven (7) members and to not re-nominate two of the three directors elected as part of the December 2007 settlement, including a stockholder representative, in the Company’s slate of nominees at the 2009 Annual Meeting.  The takeover at the Board meeting then continued with a proposal by Mr. Van Houweling to immediately remove Jack Howard as Chairman of the Board (a non-executive position) and to replace him with Joseph Kennedy, a Legacy Director who is currently unemployed since being dismissed as the Chief Executive Officer of Omneon, Inc., in a position in which he would function as an “executive” Chairman.  Despite requests by all four non-Legacy Directors to put the Chairman vote off for a few days so it could proceed properly through the Nominating and Governance and Compensation Committees, Mr. Van Houweling and the other Legacy Directors insisted that the vote be taken immediately.  A request was also denied that the proposed new “executive” Chairman abstain from voting on his own appointment.   Instead, he cast the deciding vote electing himself to this newly created position in direct violation of the Company’s Bylaws.

The Disingenuous Actions of the Legacy Directors Undermine the 2007 Settlement Agreement

The recent actions taken by the Legacy Directors clearly undermine the settlement agreement that SP II entered into with the Company in December 2007, pursuant to which three new directors joined the Adaptec Board.

  As the largest stockholder of Adaptec, we sought representation on the Board to protect stockholders’ interests in light of the significant deterioration in performance and value and to provide assistance to the Company in moving towards profitability, while ensuring that the interests of the Board and the Company’s stockholders were properly aligned.  We have repeatedly voiced our concerns over the series of ill-conceived acquisitions that were approved in a haphazard manner by the then-existing Board and with the poor operating and financial performance of the Company under the leadership of the then-existing Board.

During settlement negotiations, we reiterated to the Board that in light of the Company’s recent losses and string of ill-advised acquisitions, stockholders require and deserve a significant voice on the Board and that one seat would not provide sufficient representation to protect stockholders’ interests.  We ultimately agreed that the settlement would involve three (3) new directors, and it was the then-existing Board who suggested the idea of expanding the size of the Adaptec Board to nine (9) members despite our objections that such a Board would be too large for a company the size of Adaptec.  In the spirit of compromise, we reluctantly agreed to the scenario in which the nominees would constitute three (3) directors on a Board of nine (9) members.  It is entirely disingenuous for the Legacy Directors to now use the size of the Board as part of the reason for removing two directors, including a stockholder representative, that were originally added to the Board pursuant to that settlement.

We Believe the Company May Have Undertaken These Actions to Remove Obstacles and Perceived Opposition to a Potential Large Acquisition Opportunity

We believe that the Legacy Directors may have taken these actions to pave the way for the Company to seek a potential large acquisition utilizing the Company’s cash on hand.  During the past seven years, the Company has conducted acquisitions that have resulted in acquired technology intangibles and goodwill write-offs in excess of $220 million.  The Company’s acquisition strategy has resulted in significant deterioration to stockholder value.  As an example, just last year Mr. Sundaresh unequivocally championed the Company’s acquisition of Aristos Logic Corporation (“Aristos”).  Mr. Sundaresh emphatically advised the Board that the Aristos acquisition would breathe new life into the Company’s declining OEM business and allow Adaptec to once agin bring ASIC capabilities in-house.  This acquisition has ultimately proved a financial failure with the Company recording an impairment charge of $16.9 million in connection with it.

Given the Company’s poor financial performance and the recent history of ill-conceived acquisitions, we do not believe Mr. Sundaresh should be permitted to conduct further speculative acquisitions while stockholder value continues to erode.  We believe that the motivation of the Legacy Directors in replacing Mr. Howard as Chairman of the Board is to thwart opposition to any new acquisition opportunities the Company may seek to pursue by eliminating Mr. Howard’s ability as Chairman to call a special meeting of the Company’s stockholders.

We Are Concerned That the Legacy Directors Lack a Substantial Vested Interest in the Financial Performance of the Company

We believe the Legacy Directors collectively lack a significant ownership interest in the Company.  The Legacy Directors have served on the Board for close to fifty (50) years combined, yet have very little, if any, of their own “skin in the game.”  The Legacy Directors collectively own less than 1% of the shares outstanding, most of which shares were granted to the Legacy Directors as compensation.  Yet, the Legacy Directors tried to use SP II’s reduced ownership as justification for having just one seat on the Board.  SP II remains the Company’s largest stockholder, owning approximately [10.2]% of the Shares outstanding – our interests are directly aligned with all shareholders.

PROPOSAL 1 – THE BYLAW RESTORATION PROPOSAL

SP II is asking you to consent to the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to the removal of Subramanian “Sundi” Sundaresh and Robert J. Loarie as members of the Board through changes to the Bylaws not filed with the SEC on or before May 12, 2009, which have the effect of limiting existing stockholders’ rights and abilities to take action in their capacity as stockholders of Adaptec.

The following is the text of the Bylaw Restoration Proposal:

“RESOLVED, that any provision of the bylaws of Adaptec, Inc. as of the effectiveness of this resolution that was not included in the amended and restated bylaws filed with the Securities and Exchange Commission on May 12, 2009, be and are hereby repealed.”

If the Board does not effect any change to the version of the bylaws publicly available in filings by Adaptec with the SEC on or before May 12, 2009, the Bylaw Restoration Proposal will have no effect. However, if the incumbent Board has made changes since that time, the Bylaw Restoration Proposal, if adopted, will restore the Bylaws to the version that was publicly available in filings by Adaptec with the SEC on May 12, 2009, without considering the nature of any changes the incumbent Board may have adopted.  As a result, the Bylaw Restoration Proposal could have the effect of repealing bylaw amendments which one or more stockholders of the Company may consider to be beneficial to them or to the Company.  However, the Bylaw Restoration Proposal will not preclude the Board, following the removal of Messrs. Sundaresh and Loarie from the Board, from reconsidering any repealed bylaw changes following the consent solicitation.  SP II is not currently aware of any specific bylaw provisions that would be repealed by the adoption of the Bylaw Restoration Proposal.

SP II URGES YOU TO CONSENT TO THE BYLAW RESTORATION PROPOSAL.

PROPOSAL 2 – THE REMOVAL PROPOSAL

We are asking you to consent to the Removal Proposal to remove two members of the Board, Subramanian “Sundi” Sundaresh and Robert J. Loarie, without cause, and any other person or persons appointed to the Board to fill any vacancy or any newly-created directorships at any time prior to the effectiveness of the Removal Proposal. The following is the text of the Removal Proposal:

“RESOLVED, that (i) Subramanian “Sundi” Sundaresh and Robert J. Loarie and (ii) each person appointed to the Board to fill any vacancy or newly-created directorship prior to the effectiveness of this resolution, be and hereby is removed.”

Section 141(k) of the DGCL provides that any director or the entire board of directors of a Delaware corporation may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of the corporation’s directors, subject to exceptions if the corporation has a classified board or cumulative voting in the election of its directors.

According to [the Company’s preliminary revocation statement filed with the SEC on [_________], 2009,] as of [_________], 2009, there were [________] shares of Common Stock outstanding, each entitled to one consent per share.  Assuming that the number of issued and outstanding shares remains [_____] shares on the Record Date, the consent of the holders of at least [_______] shares of Common Stock would be necessary to effect the Removal Proposal and remove Messrs. Sundaresh and Loarie as members of the Board.  In the event that holders of less than [________] shares of Common Stock consent to the removal of either Mr. Sundaresh or Mr. Loarie, then such director will not be removed pursuant to the Removal Proposal. The actual number of consents necessary to effect the Proposals will depend on the facts as they exist on the Record Date.

The Company does not have a classified board or cumulative voting in the election of its directors. Consequently, Section 141(k) of the DGCL permits the stockholders of the Company to remove any director or its entire Board without cause.

SP II URGES YOU TO CONSENT TO THE REMOVAL PROPOSAL.

PROPOSAL 3 – AUTHORIZED DIRECTOR PROPOSAL

Section 2.1 of the Bylaws provides that the authorized number of directors may be changed from time to time by amendment to the Bylaws.

Assuming that the Removal Proposal is approved by stockholders, SP II would like to ensure that the seven remaining directors constitute the entire board.  Accordingly, you are being asked to amend the Bylaws in order to fix the number of directors serving on the Board at seven (7), as set forth in Schedule I to this Consent Statement.  If either Mr. Sundaresh or Mr. Loarie is not removed pursuant to the Removal Proposal, then the size of the Board will remain at nine (9).

SP II urges you to vote FOR its proposal to amend the Bylaws to fix the number of directors serving on the Board at seven (7) on the enclosed WHITE consent card.

NUMBER OF CONSENTS REQUIRED FOR THE PROPOSALS

Each of the Proposals will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date, provided that such consents are delivered to Adaptec within 60 days of the earliest dated written consent delivered to Adaptec. According to the [Company’s preliminary revocation statement] filed with the SEC on [________], 2009, as of [_______], 2009, there were [_________] shares of the Company’s Common Stock outstanding, each entitled to one consent per share. Cumulative voting is not permitted. Assuming that the number of issued and outstanding shares remains [________] shares on the Record Date, the consent of the holders of at least [_________] shares of Common Stock would be necessary to effect the Proposals. The actual number of consents necessary to effect the Proposals will depend on the facts as they exist on the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT. “Broker non-votes” occur when a bank, broker or other nominee holder has not received instructions with respect to a particular matter, including the Proposals, and therefore does not have discretionary power to vote on that matter. As a result, we urge you to contact your broker, banker or other nominee TODAY if any shares of Common Stock you own are held in the name of a broker, banker or other nominee and you have not provided to them instructions to promptly consent to the Proposals.  Please follow the instructions to consent provided on the enclosed WHITE consent card.  If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or internet, instructions will be included on the enclosed WHITE consent card.

Neither the Bylaw Restoration Proposal nor the Removal Proposal is subject to, or is conditioned upon, the effectiveness of the other Proposals.  The Authorized Director Proposal is conditioned in part upon the effectiveness of the Removal Proposal.  If either Mr. Sundaresh or Mr. Loarie is not removed pursuant to the Removal Proposal, then the size of the Board will remain at nine (9).

CONSENT PROCEDURES

Section 228 of the DGCL provides that, absent a contrary provision in a Delaware corporation’s certificate of incorporation, any action that is required or permitted to be taken at a meeting of the corporation’s stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consents are properly delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Adaptec’s Certificate of Incorporation does not contain any such contrary provision.

Section 141(k) of the DGCL provides that any director or the entire board of directors of a Delaware corporation may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of the corporation’s directors, subject to exceptions if the corporation has a classified board or cumulative voting in the election of its directors. The Company does not have a classified board or cumulative voting in the election of its directors. Section 2.2 of the Bylaws provides that no director may be removed except by the holders of a majority of the Common Stock.  Section 9.1 of the Bylaws provides a holders of a majority of the outstanding Common Stock shall have the power to adopt, amend or repeal Bylaws.

The Bylaws provide that any stockholder of record seeking to have stockholders authorize or take action by written consent without a meeting shall, by written notice, request that the Board fix a record date for such consent.  Unless the Board has previously fixed a record date with respect to the proposed action, the Board shall, within ten (10) days upon receiving the request adopt a resolution fixing the record date.  Such record date shall not precede the date upon which the resolution fixing the record date was adopted and shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  On September 3, 2009, SP II submitted its request to the Board that the Board fix a record date with respect to this consent solicitation.  Adaptec notified SP II that the Board had fixed [_______], 2009 as the Record Date for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to this consent solicitation.

For the Proposals to be effective, properly completed and unrevoked written consents must be delivered to Adaptec within 60 days of the earliest dated written consent delivered to Adaptec. SP II delivered its signed written consent to Adaptec on September 4, 2009.  Consequently, by [_________], the Group will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a majority of the shares of Common Stock outstanding as of the close of business on the Record Date.  We intend to set [_______], 2009 as the goal for submission of written consents.

WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT. We reserve the right to submit to Adaptec consents at any time within sixty (60) days of the earliest dated written consent delivered to Adaptec.

If the Proposals become effective as a result of this consent solicitation by less than unanimous written consent, prompt notice of the Proposals will be given under Section 228(e) of the DGCL to stockholders who have not executed written consents. All stockholders will be notified as promptly as possible by press release of the results of the solicitation.

PROCEDURAL INSTRUCTIONS

You may consent to any of the proposals on the enclosed WHITE consent card by marking the “CONSENT” box and signing, dating and returning the WHITE consent card in the envelope provided. You may also withhold your consent with respect to any of the proposals on the enclosed WHITE consent card by marking the “DOES NOT CONSENT” box, and signing, dating and returning the WHITE consent card in the envelope provided. You may abstain from consenting to any of the proposals on the enclosed WHITE consent card by marking the “ABSTAIN” box and signing, dating and returning the WHITE consent card in the envelope provided.

If you sign, date and return the WHITE consent card, but give no direction with respect to certain of the proposals, you will be deemed to consent to any such proposal.

Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

SP II URGES YOU TO CONSENT TO ALL THE PROPOSALS ON THE ENCLOSED WHITE CONSENT CARD

Revocation of Written Consents. An executed consent card may be revoked at any time by delivering a written consent revocation before the time that the action authorized by the executed consent becomes effective. Revocations may only be made by the record holder that granted such consent. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated WHITE consent card that is properly executed will constitute a revocation of any earlier consent.  The revocation may be delivered either to SP II, in care of MacKenzie Partners, Inc., or to the principal executive offices of Adaptec. Although a revocation is effective if delivered to Adaptec, SP II requests that either the original or photostatic copies of all revocations of consents be mailed or delivered to Steel Partners II, L.P., c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, so that we will be aware of all revocations and can more accurately determine if and when sufficient unrevoked consents to the actions described in this Consent Statement have been received.

SOLICITATION OF CONSENTS

The solicitation of consents pursuant to this consent solicitation is being made by the Group.  Consents may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

The Group has entered into an agreement with MacKenzie Partners, Inc. for solicitation and advisory services in connection with this solicitation, for which MacKenzie Partners, Inc. will receive a fee not to exceed $[__],000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  MacKenzie Partners, Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  SP II has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  SP II will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that MacKenzie Partners, Inc. will employ approximately [__] persons to solicit Adaptec stockholders as part of this solicitation.

The entire expense of soliciting proxies is being borne by the Group.  Costs of this solicitation of proxies are currently estimated to be approximately $[__],000.  The Group estimates that through the date hereof its expenses in connection with this solicitation are approximately $[__],000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.

Based solely on its review of the Group’s transaction history and ownership information with respect to the Common Stock, SP II believes that all of the Section 16(a) filing requirements were satisfied by the members of the Group.

ADDITIONAL INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Steel Partners II, L.P., a Delaware limited partnership, Steel Partners Holdings L.P., a Delaware limited partnership, Steel Partners LLC, a Delaware limited liability company, Steel Partners II GP LLC, a Delaware limited liability company, Warren G. Lichtenstein, Jack L. Howard and John J. Quicke (collectively, the “Group”).

The principal business address of each of SP II, SPH, Steel Partners, SP II GP, Warren G. Lichtenstein, Jack L. Howard and John J. Quicke is 590 Madison Avenue, 32nd Floor, New York, New York 10022.

SPH is a global diversified holding company that engages or has interests in a variety of operating businesses through its subsidiary companies.  The principal business of SP II is holding securities for the account of SPH.  The principal business of Steel Partners is serving as the manager of SP II and SPH.  The principal business of SP II GP is serving as the general partner of SP II and SPH.  The principal occupation of Warren G. Lichtenstein is serving as the manager of Steel Partners and as the managing member of SP II GP.  The principal occupation of Jack L. Howard is serving as the President of Steel Partners and serving as a principal of Mutual Securities, Inc., a registered broker dealer.  The principal occupation of John J. Quicke is serving as a Managing Director and operating partner of Steel Partners.  Each of Messrs. Howard and Quicke serve as directors of Adaptec.

As of the date of this filing, SP II owned directly [12,183,569] shares of Common Stock, constituting approximately [10.2]% of the shares of Common Stock outstanding.  By virtue of their relationships with Steel Partners II described above, each of SPH, Steel Partners, SP II GP and Warren G. Lichtenstein may be deemed to beneficially own the shares of Common Stock owned by SP II.

As of the date of this filing, Jack L. Howard beneficially owned 6,250 shares of Common Stock underlying a Restricted Stock Award that have not yet vested and beneficially owned an additional 9,375 shares of Common Stock underlying Non-Qualified Stock Options that are exercisable within sixty (60) days from the date hereof, constituting in the aggregate less than 1% of the shares of Common Stock outstanding.  As of the date of this filing, John J. Quicke beneficially owned 6,250 shares of Common Stock underlying a Restricted Stock Award that have not yet vested and beneficially owned an additional 9,375 shares of Common Stock underlying Non-Qualified Stock Options that are exercisable within sixty (60) days from the date hereof, constituting in the aggregate less than 1% of the shares of Common Stock outstanding.

For the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each member of the Group is deemed to beneficially own the shares of Common Stock of the Group beneficially owned in the aggregate by all other members of the Group. Each member of the Group disclaims beneficial ownership of such shares of Common Stock not owned by him or it except to the extent of his or its pecuniary interest therein.

Shares of Common Stock held by Steel Partners II (Offshore) Ltd. (“Steel Offshore”), an entity related to SP II and certain of the other Participants, are not reported herein as beneficially owned by the Participants as such shares of Common Stock are anticipated to be distributed to investors of Steel Offshore.  The members of the Group disclaim beneficial ownership of such shares of Common Stock held by Steel Offshore.

For information regarding purchases and sales of securities of Adaptec during the past two years by members of the Group, see Schedule II.

SP II intends to seek reimbursement from Adaptec of all expenses it incurs in connection with the solicitation.  SP II does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

On September [__], 2009, the members of the Group entered into a Joint Filing and Solicitation Agreement in which, among other things, (i) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of Adaptec, (ii) the parties agreed to solicit written consents or proxies in favor of the Proposals and to take all other action necessary or advisable to achieve the foregoing (the “Solicitation”), and (iii) SP II agreed to bear all expenses incurred in connection with the Group’s activities, including  approved expenses incurred by any of the parties in connection with the Solicitation, subject to certain limitations.

STOCKHOLDER PROPOSALS FOR THE COMPANY’S 2009 ANNUAL MEETING

According to the Company’s public filings, stockholders are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the SEC and the Bylaws. Stockholders wishing to present a proposal at the 2009 Annual Meeting must have submitted such proposal to the Company by May 7, 2009 if they wished for it to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting.  In addition, under the Bylaws, a stockholder wishing to nominate a person to the Board at the 2009 Annual Meeting (but not include such nomination in the Company's proxy statement) or wishing to make a proposal with respect to any other matter (but not include such proposal in the Company's proxy statement) at the 2009 Annual Meeting, must have submitted the required information to the Company between July 9, 2009 and August 8, 2009.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the Company's 2009 Annual Meeting is based on information contained in the Company’s public filings.  The incorporation of this information in this Consent Statement should not be construed as an admission by us that such procedures are legal, valid or binding.

SPECIAL INSTRUCTIONS

If you were a record holder of shares of Common Stock as of the close of business on the Record Date for this consent solicitation, you may elect to consent to, withhold consent to or abstain with respect to each Proposal by marking the “CONSENT,” “WITHHOLD CONSENT” or “ABSTAIN” box, as applicable, underneath each Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the enclosed post-paid envelope.

IF A STOCKHOLDER EXECUTES AND DELIVERS A WHITE CONSENT CARD, BUT FAILS TO CHECK A BOX MARKED “CONSENT,” “WITHHOLD CONSENT” OR “ABSTAIN” FOR A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL, EXCEPT THAT THE STOCKHOLDER WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE THE APPLICABLE INSTRUCTION TO THE REMOVAL PROPOSAL PROVIDES ON THE CARD.

YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED WHITE CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY. YOU MUST DATE YOUR CONSENT IN ORDER FOR IT TO BE VALID. FAILURE TO SIGN, DATE AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a consent with respect to those shares of Common Stock and only on receipt of specific instructions from you. Thus, you should contact the person responsible for your account and give instructions for the WHITE consent card to be signed representing your shares. You should confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

If you have any questions or require any assistance in executing your consent, please contect:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)
or
CALL TOLL FREE (800) 322-2885

Information Concerning Adaptec

See Schedule III for information regarding persons who beneficially own more than 5% of the shares of Common Stock and the ownership of the Common Stock by the directors and management of Adaptec.

STEEL PARTNERS II, L.P.

[______], 2009

SCHEDULE I

PROPOSED AMENDMENT OF BYLAWS TO FIX NUMBER OF DIRECTORS SERVING ON THE BOARD AT SEVEN (7)

Section 2.1 the Amended and Restated Bylaws of Adaptec is amended by replacing the second sentence of such section with the following:

“The number of authorized directors shall be seven (7), provided, however the number of authorized directors may be changed from time to time by amendment of these Bylaws.”

I-1

SCHEDULE II

PURCHASES AND SALES IN THE SECURITIES OF ADAPTEC
DURING THE PAST TWO YEARS

Transaction	Date	Quantity	Price ($)

STEEL PARTNERS II, L.P.

Buy	08/27/07	7,000	3.6000
Buy	08/28/07	80,000	3.5998
Buy	08/29/07	200	3.6000
Buy	08/30/07	40,426	3.6400
Buy	09/10/07	41,042	3.6000
Buy	09/11/07	2,000	3.6000
Buy	09/13/07	19,691	3.6100
Buy	11/08/07	15,021	3.3759
Buy	11/09/07	67,979	3.3795
Buy	05/12/08	125,783	2.8187
Buy	05/12/08	75,000	2.8400
Buy	05/13/08	154,600	2.9532
Buy	05/13/08	27,871	2.9212
Buy	05/14/08	50,000	2.9800
Buy	05/14/08	22,767	2.9754
Buy	05/15/08	150,000	2.9967
Buy	05/15/08	100	2.9900
Buy	05/16/08	150,000	3.0833
Buy	05/16/08	32,014	3.0636
Buy	05/19/08	77,300	3.1500
Buy	05/19/08	43,091	3.1500
Buy	05/19/08	39,416	3.1500
Buy	05/28/08	89,000	3.1500
Buy	05/28/08	95,255	3.1497
Buy	05/30/08	70,973	3.1998
Buy	06/02/08	100,000	3.1500
Buy	06/02/08	54,013	3.1500
Buy	06/02/08	17,500	3.1500
Buy	06/03/08	34,800	3.1500
Buy	06/03/08	5,701	3.1495
Buy	06/09/08	50,000	3.2000
Buy	06/09/08	18,382	3.1912
Buy	06/10/08	10,000	3.1966
Buy	06/11/08	150,000	3.2000
Buy	06/11/08	25,000	3.1994
Buy	06/11/08	113,725	3.2000
Buy	06/12/08	155,000	3.2000
Buy	06/12/08	31,954	3.2000

Transaction	Date	Quantity	Price ($)

Buy	06/19/08	50,000	3.2000
Buy	06/19/08	8,100	3.2000
Buy	06/20/08	100	3.2000
Buy	06/23/08	5,453	3.2000
Buy	06/24/08	50,000	3.2000
Buy	06/24/08	8,149	3.2000
Buy	06/27/08	75,000	3.2000
Buy	06/27/08	69,298	3.2000
Buy	06/30/08	48,300	3.2000
Buy	06/30/08	62,880	3.2000
Buy	07/01/08	22,000	3.2000
Buy	07/01/08	6,382	3.2000
Buy	07/01/08	25,000	3.2000
Buy	07/02/08	300,286	3.1980
Buy	07/03/08	66,339	3.1372
Buy	07/07/08	347,384	3.1992
Buy	09/17/08	2,513	3.2000
Buy	09/18/08	100,000	3.1817
Buy	09/19/08	11,300	3.1781
Buy	09/22/08	1,000	3.2000
Buy	09/23/08	114,420	3.2000
Buy	09/29/08	9,600	3.2000
Buy	09/30/08	101,100	3.2000
Buy	10/24/08	75,000	2.6807
Buy	10/24/08	75,000	2.6807
Buy	10/24/08	25,000	2.7482
Buy	10/24/08	25,000	2.7482
Buy	10/27/08	12,500	2.8000
Buy	10/27/08	12,500	2.8000
Buy	10/27/08	50,000	2.7795
Buy	10/27/08	50,000	2.7795
Buy	10/28/08	16,850	2.7111
Buy	10/28/08	16,850	2.7111
Buy	10/29/08	4,107	2.8052
Buy	10/29/08	4,106	2.8052
Buy	10/30/08	12,500	3.0000
Buy	10/30/08	12,500	3.0000
Buy	10/30/08	3,200	3.0000
Buy	10/30/08	3,200	3.0000
Buy	11/06/08	12,850	2.9999
Buy	11/06/08	12,850	2.9999
Buy	11/06/08	250,000	3.0000
Buy	11/06/08	250,000	3.0000
Buy	11/07/08	750	3.0040

Transaction	Date	Quantity	Price ($)

Buy	11/07/08	750	3.0040
Buy	11/11/08	12,500	2.9500
Buy	11/11/08	12,500	2.9500
Buy	11/11/08	51,450	2.9986
Buy	11/11/08	51,450	2.9986
Buy	11/12/08	34,200	2.9500
Buy	11/12/08	34,200	2.9500
Buy	11/12/08	4,250	2.9495
Buy	11/12/08	4,250	2.9495
Buy	11/13/08	42,150	2.9350
Buy	11/13/08	42,150	2.9350
Buy	11/14/08	45,083	2.8999
Buy	11/14/08	45,083	2.8999
Buy	11/17/08	50,000	2.9000
Buy	11/17/08	50,000	2.9000
Buy	11/17/08	26,413	2.8946
Buy	11/17/08	26,413	2.8946
Buy	11/18/08	50,000	2.8000
Buy	11/18/08	50,000	2.8000
Distribution	07/15/09	(13,034,132)*	--
Buy	08/03/09	550,000	2.7827
Buy	08/03/09	267,500	2.7832
Buy	08/03/09	300,000	2.7800
Buy	08/04/09	180,000	2.8533
Buy	08/04/09	6,500	2.8031
Buy	08/04/09	110,000	2.8336
Buy	08/05/09	50,000	2.8100
Buy	08/05/09	1,800	2.8000
Buy	08/06/09	130,000	2.8148
Buy	08/06/09	56,713	2.8164
Buy	08/06/09	200,000	2.8150
Buy	08/07/09	100,000	2.8500
Buy	08/10/09	30,100	2.8434
Buy	08/11/09	50,000	2.8700
Buy	08/11/09	13,750	2.8500

 _______________
* Transaction constitutes a distribution of shares to indirect investors of Steel Partners II, L.P.

STEEL PARTNERS HOLDINGS L.P.

None

STEEL PARTNERS LLC

None

STEEL PARTNERS II GP LLC

None

WARREN G. LICHTENSTEIN

None

JACK L. HOWARD

On February 7, 2008, the Company granted Jack L. Howard, in his capacity as a director of the Company, a Restricted Stock Unit (“RSU”) for 16,250 shares of Common Stock, which vested with respect to 1/3 of the shares of Common Stock underlying the RSU on December 13, 2008 and with respect to 1/12 of the shares of Common Stock quarterly thereafter.  On February 7, 2008, the Company granted Jack L. Howard, in his capacity as a director of the Company, a Stock Appreciation Right (“SAR”) for 32,500 Shares, which vested with respect to 1/3 of the Shares underlying the SAR on December 13, 2008 and with respect to 1/12 of the Shares quarterly thereafter.

On October 23, 2008, the Company awarded Jack L. Howard, in his capacity as a director of the Company, a Restricted Stock Award for 6,250 Shares that will be fully vested on the earlier of October 23, 2009 or the date of the Company’s 2009 annual meeting of stockholders.  On October 23, 2008, the Company granted Jack L. Howard, in his capacity as a director of the Company, a total of 12,500 Non-Qualified Stock Options, which shall vest in four equal quarterly installments with the first vesting date being January 23, 2009, such that the option is fully vested on the earlier of October 23, 2009 or the date of the Company’s 2009 annual meeting of stockholders.

JOHN J. QUICKE

On February 7, 2008, the Company granted John J. Quicke, in his capacity as a director of the Company, an RSU for 16,250 shares of Common Stock, which vested with respect to 1/3 of the shares of Common Stock underlying the RSU on December 13, 2008 and with respect to 1/12 of the Shares quarterly thereafter.  On February 7, 2008, the Company granted John J. Quicke, in his capacity as a director of the Company, a SAR for 32,500 shares of Common Stock, which vested with respect to 1/3 of the shares of Common Stock underlying the SAR on December 13, 2008 and with respect to 1/12 of the shares of Common Stock quarterly thereafter.

On October 23, 2008, the Company awarded John J. Quicke, in his capacity as a director of the Company, a Restricted Stock Award for 6,250 shares of Common Stock that will be fully vested on the earlier of October 23, 2009 or the date of the Company’s 2009 annual meeting of stockholders.  On October 23, 2008, the Company granted John J. Quicke, in his capacity as a director of the Company, a total of 12,500 Non-Qualified Stock Options, which shall vest in four equal quarterly installments with the first vesting date being January 23, 2009, such that the option is fully vested on the earlier of October 23, 2009 or the date of the Company’s 2009 annual meeting of stockholders.

SCHEDULE III

The following table is re-printed from [________] filed with the Securities and Exchange Commission on [_____], 2009.

III-1

PRELIMINARY CONSENT STATEMENT — SUBJECT TO COMPLETION, DATED
September 4, 2009

WHITE CONSENT CARD

CONSENT OF STOCKHOLDERS OF ADAPTEC, INC. TO ACTION WITHOUT A MEETING:
THIS CONSENT IS SOLICITED BY STEEL PARTNERS II, L.P. (“SP II”).

Unless otherwise indicated below, the undersigned, a stockholder of record of Adaptec, Inc. (the “Company”) as of the record date established for determining  stockholders  entitled to consent to the following actions (the “Record  Date”), hereby  consents  pursuant to Section  228(a) of the Delaware General Corporation Law with respect to all shares of common stock of the Company (the “Shares”) held by the  undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. SP II RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1-3.

1.
Repeal any provision of the Adaptec Amended and Restated Bylaws (“the Bylaws”) in effect at the time this proposal becomes effective that was not included in the Bylaws that became effective on May 6, 2009 and were filed with the Securities and Exchange Commission on May 12, 2009.

☐	☐	☐
Consent	Withhold Consent	Abstain

2.
The removal without cause of Subramanian “Sundi” Sundaresh and Robert J. Loarie as directors of the Company and any other person or persons elected or appointed to the Board of Directors of the Company prior to the effective date of this proposal.

☐	☐	☐
Consent	Withhold Consent	Abstain

INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE REMOVAL OF THE TWO DIRECTORS, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE ABOVE-NAMED PERSONS, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF SUCH PERSON YOU DO NOT WISH REMOVED IN THE FOLLOWING SPACE:

________________________________________________________________________________________________________________________

3.	Amend Section 2.1 of the Bylaws as set forth on Schedule I to the Consent Statement of SP II, to fix the number of directors serving on the Board of Directors of the Company at seven (7).

☐	☐	☐
Consent	Withhold Consent	Abstain

Neither Proposal 1 nor Proposal 2 is subject to, or is conditioned upon, the effectiveness of the other Proposals. Proposal 3 is conditioned in part upon the effectiveness of Proposal 2.  If either Mr. Sundaresh or Mr. Loarie (or any appointees to) the Board are not removed in Proposal 2, the size of the Board cannot be fixed at seven (7).

IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:	2009

Signature

Signature (if held jointly)

Title(s):

Please sign exactly as name appears on stock certificates or on label affixed hereto. When shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

THIS SOLICITATION IS BEING MADE BY SP II AND NOT ON BEHALF OF THE COMPANY.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.